UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 4, 2026

ZILLOW GROUP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Second Avenue, Floor 36, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)
(206) 470-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ZG	The Nasdaq Global Select Market
Class C Capital Stock, par value $0.0001 per share	Z	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02	Results of Operations and Financial Condition.
Zillow Group, Inc. (the “Company” or “Zillow”) today issued a press release and a shareholder letter announcing its financial results for the fiscal quarter ended June 30, 2026. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 and the shareholder letter as Exhibit 99.2 to this Current Report on Form 8-K.
The information in this Item 2.02 and Exhibits 99.1 and 99.2 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Officer Changes
On August 5, 2026, Zillow announced that the board of directors (the “Board”) of Zillow appointed Jeremy Hofmann, currently Zillow’s Chief Financial Officer, as Zillow’s Chief Operating Officer & Chief Financial Officer, effective as of August 4, 2026. The biography of Mr. Hofmann is contained in Zillow’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 15, 2026.
There are no arrangements or understandings between Mr. Hofmann and any other persons pursuant to which Mr. Hofmann was appointed as Chief Operating Officer & Chief Financial Officer. Mr. Hofmann does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Other than his employment relationship with the Company as disclosed herein, and his compensation and benefits in connection with such employment relationship, there are no transactions in which Mr. Hofmann has an interest requiring disclosure under Item 404(a) of Regulation S-K.
On August 5, 2026, Zillow announced that the Board appointed Cassandra Knight as Zillow’s Chief Legal and Policy Officer effective as of August 10, 2026 (the “Start Date”). Ms. Knight, 56, most recently served as Vice President, Litigation and Discovery at Google, a technology corporation, from August 2022 to July 2026. Prior to Google, she held senior legal roles at PayPal, a financial technology company, from November 2017 to August 2022, including Vice President and Chief Litigation Counsel, and at Morgan Stanley, a global financial services firm, from September 2006 to October 2017, including Global Head of Company Compliance. Ms. Knight holds a B.A. and J.D. from Stanford University.
There are no arrangements or understandings between Ms. Knight and any other persons pursuant to which Ms. Knight was appointed as Chief Legal and Policy Officer. Ms. Knight does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Other than her employment relationship with the Company as disclosed herein, and her compensation and benefits in connection with such employment relationship, there are no transactions in which Ms. Knight has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Jun Choo will depart his role as Chief Operating Officer effective immediately, and he will depart Zillow as further described below.
Compensatory Arrangements of Certain Officers
In connection with Mr. Hofmann’s appointment as Chief Operating Officer & Chief Financial Officer, the Compensation Committee of the Board (the “Committee”) approved an increase in his annual base salary to $900,000 effective as of August 9, 2026.
In connection with Ms. Knight’s appointment as Chief Legal and Policy Officer, the Committee approved (1) an annual base salary of $750,000, (2) a sign-on bonus of $1,500,000 (“Bonus”) payable in four quarterly installments and (3) an equity award (“New Hire Equity Award”) initially denominated as restricted stock units (“RSUs”) to be settled in Zillow’s Class C capital stock (“Class C Stock”) under the Zillow Group, Inc. 2020 Incentive Plan.
The first quarterly installment of the Bonus is earned on the Start Date. The remaining three quarterly installments of the Bonus are earned on November 15, 2026; February 15, 2027; and May 15, 2027, in each case subject to continued employment.
The New Hire Equity Award will be calculated by dividing $4,750,000 by the average closing price of Class C Stock measured over the 20-consecutive trading days prior to August 16, 2026, rounded down to the nearest whole share. Under the Company’s equity choice program, Ms. Knight may elect to receive her award as RSUs, stock options, or a combination, with stock options converting at a ratio of three options per RSU. The New Hire Equity Award will be granted on August 20, 2026 and vest over four years. The first 25% of the New Hire Equity Award will vest in August 2027, and the remaining shares will vest in twelve (12) substantially equal quarterly installments over the remaining three years.

Ms. Knight also entered into the Company’s standard form indemnification agreement providing contractual rights to indemnification, expense advancement, and reimbursement to the fullest extent permitted by the Washington Business Corporation Law, substantially in the form filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K12B filed with the SEC on February 17, 2015, and incorporated herein by reference.
In connection with his departure and subject to Mr. Choo’s execution and non-revocation of a departure agreement and release of claims, he is expected to receive certain compensation and benefits. Mr. Choo will continue to be employed through December 31, 2026 (the “Transition Period”), unless employment sooner terminates (the last date of employment, the “Separation Date”). During the Transition Period, (a) he will continue to be paid his current base salary (“Base Salary”), (b) he will remain eligible to participate in the Company’s health and welfare benefit plans, and (c) his Company stock options and RSUs (together, the “Choo Equity Awards”) will continue to vest under their existing terms and conditions until the Separation Date.
Upon the Separation Date and subject to the terms of the Amended Zillow Group, Inc. Executive Severance Plan and Summary Plan Description (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 1, 2023, and incorporated herein by reference), (1) any unvested portions of the Choo Equity Awards that were scheduled to vest during the twelve (12) month period following the Separation Date will automatically become vested and, if applicable, exercisable, and the vested portions of outstanding stock options (each, a “Vested Option”) will remain exercisable for the earlier of (i) eighteen (18) months from the Separation Date, or (ii) the latest day upon which a Vested Option would have expired by its original terms; (2) payment for six (6) months after the Separation Date of continued medical benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended; and (3) continued payment of the equivalent of six (6) months of Base Salary after the Separation Date.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1*
Form of Indemnification Agreement between Zillow Group, Inc. and each of its directors and executive officers (Filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K12B filed with the SEC on February 17, 2015 and incorporated herein by reference).

10.2*
Amended Zillow Group, Inc. Executive Severance Plan and Summary Plan Description (Filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 1, 2023, and incorporated herein by reference).

99.1	Press release dated August 5, 2026 entitled “Zillow Group Reports Second-Quarter 2026 Financial Results” issued by Zillow Group, Inc. on August 5, 2026.

99.2	Shareholder Letter issued by Zillow Group, Inc. on August 5, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2026	ZILLOW GROUP, INC.

	By:	/s/ JENNIFER ROCK
	Name:	Jennifer Rock
	Title:	Chief Accounting Officer